Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-3G TRUST

   Quarterly Noteholders Report Related to the December 29, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD $462,129,177.45
at the first day after the payment date occurring
during the collection period                             B1 Notes:         USD $ 25,000,000
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Aggregate amount of interest payable on each class of    A2 Notes:         USD $2,626,434.16
notes on the payment date
                                                         B1 Notes:         USD $174,375.00
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Aggregate of principal payments to be made in respect    A2 Notes:         USD $31,026,540.00
to each class of notes on payment date being 29th
December 2004                                            B1 Notes;         USD $0.00
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Income for the collection period                         AUD $17,752,825.75
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $70,704,733
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Expenses of the trust for the period                     AUD $15,106,750.04
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $12,481,992
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Interest rates (US all in) applicable for period         A2 Notes:     2.79875%
ending 29th March 2005                                   B1 Notes:     3.29875%
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The Scheduled and Unscheduled payments of principal      Scheduled           AUD $1,491,205
during the Collection period                             Unscheduled         AUD $69,213,528
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         19 September 2004:  AUD $881,693,577
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29      1.53%
period                                                                    30-59     0.60%
                                                                          60+       0.74%
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